GLU MOBILE INC.
TRANSITIONAL EMPLOYMENT AGREEMENT

This Transitional Employment Agreement (“Agreement”) is entered into as of September 28, 2010, by and between Kevin S. Chou (“Employee”) and Glu Mobile Inc. (the “Company”) (collectively referred to as the “Parties”).

RECITALS

WHEREAS, Employee is currently employed by the Company as its Vice President and General Counsel;

WHEREAS, the Parties wish to provide for the transition of employment for Employee, and the Parties wish to agree upon the terms and conditions applicable to such transitional period of employment and upon Employee’s termination of employment with the Company;

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

AGREEMENT

1. Transitional Employment. Employee shall continue in active employment with the Company for the “Transitional Period,” which shall commence as of the date of this Agreement and which shall continue until October 15, 2010 (the “Termination Date”). Notwithstanding the foregoing, Employee’s employment with the Company during the Transitional Period will be at-will and may be terminated by Employee or by the Company at any time for any reason.

2. Resignation of Titles and Positions. Effective as of the Termination Date, Employee’s employment with the Company will terminate, and, unless requested earlier during the Transitional Period, Employee will relinquish all titles and positions then held by Employee with the Company or any subsidiary of the Company.

3. Compensation and Benefits During Transitional Period. During the Transitional Period, Employee will continue to receive payment of his salary, based on his current annual base salary of $240,000, and will continue to participate in applicable Company employee benefit plans, subject to the terms and conditions of such plans. During the Transitional Period, Employee’s options to purchase Company common stock (“Company Options”) will continue to vest in accordance with their terms. Employee shall continue to be eligible for any bonuses during the Transitional Period.

4. Payments and Benefits upon Termination.

(a) Accrued Payments and Benefits. On the Termination Date or upon the termination of the employment of Employee for any reason prior to the Termination Date (such date of termination prior to the Termination Date, the “Separation Date”), the Company shall pay to Employee all amounts and benefits that have accrued or were earned but remain unpaid through the date of termination in respect of salary and unreimbursed expenses, including any accrued vacation (the “Accrued Benefits”). Employee’s health insurance benefits will cease on the Termination Date or Separation Date, as applicable, subject to Employee’s eligibility and timely election to continue group health coverage under COBRA. Employee’s participation in all other employee benefits plans will cease on the Termination Date or Separation Date, as applicable, and Employee will cease accruing employee benefits, including, but not limited to, paid time off, as of such Termination Date or Separation Date. Except as otherwise set forth herein, Employee shall have the period of time following the Termination Date or Separation Date, as applicable, specified in the governing written stock option agreement to exercise any Company Options that are then vested and outstanding. Any Company Options that remain unvested as of the Termination Date or Separation Date, as applicable, shall expire effective as of such Termination Date or Separation Date.

(b) Payments Upon Termination. Provided that the employment of Employee is not terminated by the Company for Cause (as defined in that certain Change of Control Severance Agreement dated as of October 10, 2008 by and between Employee and the Company (the “COC Agreement”)) or by Employee for any reason prior to the Termination Date, then in addition to the Accrued Benefits, subject to (1) Employee’s execution and delivery to the Company of a signed general release of claims in favor of the Company, in substantially the form attached hereto as Exhibit A (the “Release”) and (2) Employee’s execution and delivery to the Company of a signed consulting agreement in substantially the form attached hereto as Exhibit B (the “Consulting Agreement”), the Company will provide Employee with the following benefits (collectively, the “Termination Benefits”):

(i) A lump sum payment of $90,000 (an amount equal to 4.5/12 of Employee’s current base salary of $240,000), payable not later than seven (7) days following the Termination Date or Separation Date (to the extent that the employment of Employee was not terminated by the Company for Cause or by Employee for any reason prior to the Termination Date), as applicable, provided the Release is effective at such time;

(ii) A payment equal to the amount Employee would have received under the Company’s 2010 Executive Bonus Plan (the “Bonus Plan”) had Employee been employed with the Company on the date bonuses are paid under the Bonus Plan, payable within two weeks of the date bonuses are paid under the Bonus Plan, but in no event later than March 15, 2011;

(iii) Provided Employee timely elects COBRA continuation coverage, the Company shall reimburse Employee for applicable COBRA premiums for a period of ten (10) months, or if earlier, until the date Employee becomes covered under the group health plan of another employer;

(iv) The post-termination exercise period applicable to vested Company Options held by Employee as of the Termination Date or Separation Date (to the extent that the employment of Employee was not terminated by the Company for Cause or by Employee for any reason prior to the Termination Date), as applicable, shall be extended to August 15, 2011; however options intended to be incentive stock options so held by Employee shall become nonstatutory stock options as a result of such extension; and

(v) Subject to a review by the Company’s Information Technology department for Company confidential proprietary information, Employee shall retain the laptop computer and iPhone (including iPhone phone number) previously provided to Employee by the Company; it being understood that any proprietary information that may remain on such laptop computer and iPhone shall remain confidential information of the Company and remain subject to the Proprietary Information and Inventions Agreement between Employee and the Company (the “PIIA”).

5. No Mitigation Required. Employee shall not be required to seek other employment or to attempt in any way to reduce amounts payable to him pursuant to this Agreement. Further, the amount of benefits provided under this Agreement shall not be reduced by any compensation earned by or other benefits provided to Employee as a result of employment by another employer or other consulting arrangements following the Termination Date or Separation Date (to the extent that the employment of Employee was not terminated by the Company for Cause or by Employee for any reason prior to the Termination Date), as applicable.

6. Confidential Information. During the Transitional Period and following the Separation Date or Termination Date, as the case may be, Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the PIIA. Employee shall return all of the Company’s property (other than as set forth in Section 4(b)(v) above) and confidential and proprietary information in his possession to the Company on the Separation Date or Termination Date, as the case may be.

7. Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Separation Date or Termination Date, as the case may be, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, or take away employees of the Company, either for himself or any other person or entity; provided, however, that the posting of general job advertisements which result in the application by the Company’s employees for another position shall not in and of itself be a breach of this provision. Employee further agrees not to otherwise interfere with the relationship of the Company or any of its subsidiaries or affiliates with any person who, to the knowledge of Employee, is employed by or otherwise engaged to perform services for the Company or its subsidiaries or affiliates (including, but not limited to, any independent sales representatives or organizations) or who is, or was within the then most recent prior twelve-month period, a customer or client of the Company, or any of its subsidiaries.

8. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

9. Post-Termination Assistance. Following the Termination Date, Employee shall provide information and assistance to the Company pursuant to the terms of the Consulting Agreement. If Employee fails to provide information and assistance to the Company pursuant to the terms of the Consulting Agreement, then the Company shall no longer have any obligation to make any further payments to Employee subject to Section 4(b) of this Agreement following the date of notice of such failure, unless such failure is promptly cured to the reasonable satisfaction of the Company.

10. Indemnification. Employee shall indemnify, defend and hold harmless the Company, its officers, directors, employees and agents (each, an “Indemnified Party”) from and against any and all claims, actions, suits, demands, obligations, and proceedings of any kind threatened, asserted, or filed against any Indemnified Party by any third party (any or all of the foregoing, “Claims”), and any and all damages, costs, liabilities, judgments or expenses (including reasonable attorneys’ fees and costs) incurred in connection with such Claims by any Indemnified Party directly arising from Employee’s failure to repay his obligations under, or otherwise comply with the terms and conditions of, Employee’s loan from Great West Life & Annuity Insurance Company.

11. Arbitration. The Parties agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to the American Arbitration Association and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes (the “Rules”). All arbitration proceedings shall be conducted in San Mateo County, California.

Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Employee and the Company. Accordingly, except as provided for by the Rules, neither Employee nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. The Parties expressly waive any entitlement to have such controversies decided by a court or a jury. In addition to the right under the Rules to petition the court for provisional relief, Employee agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement in particular Section 6 of this Agreement.

12. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him/her to bind them to the terms and conditions of this Agreement.

13. No Representations. The Parties represent that each has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

14. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

15. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of (a) the PIIA, (b) the agreements governing the Company Options (including the equity compensation plans under which such Company Options were granted), (c) any agreements between the Company and Employee relating to any and all right that Employee may have to indemnification by the Company pursuant to the by-laws and certificate of incorporation of the Company or pursuant to any agreement between the Company and Employee or (d) the COC Agreement.

16. Public Filing. Employee and the Company understand and agree that this Agreement will need to be filed with the Securities and Exchange Commission and that its confidentiality cannot be protected.

17. Withholding. All sums payable to Employee hereunder are subject to all federal, state, local and other withholding and similar taxes and payments required by applicable law.

18. Code Section 409A. It is the intent of the Parties that any termination of employment of Employee is intended to constitute a “separation from service” as such term is described in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (“Section 409A”). If any payments or benefits due under this Agreement would subject Employee to any penalty tax imposed under Section 409A, if such payments and benefits were made at the time as contemplated herein, then the Parties agree to cooperate with each other and to take reasonably necessary steps to avoid the imposition of any such penalty tax. In addition to the foregoing, if Employee is deemed to be a “specified employee” within the meaning of Section 409A and if any of the Termination Benefits described herein would be subject to Section 409A, then the Parties agree that such Termination Benefits shall be withheld and not paid to Employee until the six-month anniversary of the Termination Date or Separation Date, as applicable.

19. No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

20. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.

21. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to conflict of law principles. To the extent that either party seeks injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of trade secrets or confidential or proprietary information, each party hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of the State of California.

22. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

23. Successors and Assigns. This Agreement, and any and all rights, duties, and obligations under this Agreement, will not be assigned, transferred, delegated, or sublicensed by Employee without the Company’s prior written consent.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Glu Mobile Inc.

Dated: September 28, 2010	By /s/ Eric R. Ludwig

Kevin S. Chou, an individual
Dated: September 28, 2010	/s/ Kevin S. Chou

[Signature Page to Transitional Employment Agreement]

EXHIBIT A

GENERAL RELEASE OF ALL CLAIMS

1. This General Release of All Claims (hereinafter “Agreement”) is entered into by and between Kevin S. Chou (hereinafter “Employee”) and Glu Mobile Inc. (hereinafter the “Company”).

2. WHEREAS, Employee has been employed by the Company; and

WHEREAS Employee and the Company desire to mutually, amicably and finally resolve and compromise all issues and claims surrounding Employee’s employment by the Company and the termination thereof;

NOW THEREFORE, in consideration for the mutual promises and undertakings of the parties as set forth below, Employee and the Company hereby enter into this Agreement.

3. Consideration. In consideration of the payments and benefits offered to Employee by the Company pursuant to the Transitional Employment Agreement by and between Employee and the Company dated September 28, 2010 (the “Transitional Employment Agreement”), and in connection with the termination of Employee’s employment, Employee agrees to the following general release (the “Release”).

4. General Release of Claims.

(a) In further consideration for the payment and undertakings described above, to the fullest extent permitted by law, Employee, individually and on behalf of his attorneys, representatives, successors, and assigns, does hereby completely release and forever discharge the Company, its affiliated and subsidiary corporations, and its and their shareholders, officers and all other representatives, agents, directors, employees, successors and assigns, from all claims, rights, demands, actions, obligations, and causes of action of any and every kind, nature and character, known or unknown, which Employee may now have, or has ever had, against them arising from or in any way connected with the employment relationship between the parties, any actions during the relationship, or the termination thereof. This release covers all statutory, common law, constitutional and other claims, including but not limited to, all claims for wrongful discharge in violation of public policy, breach of contract, express or implied, breach of covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, discrimination, any tort, personal injury, or violation of statute including but not limited to Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the California Fair Employment and Housing Act, which Employee may now have, or has ever had. The parties agree that any past or future claims for money damages, loss of wages, earnings and benefits, both past and future, medical expenses, attorneys’ fees and costs, reinstatement and other equitable relief, are all released by this Agreement.

(b) Employee and the Company do not intend to release claims that Employee may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code section 2802.

(c) To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.

(d) Employee and the Company do not intend to release any and all right that Employee may have to indemnification by the Company pursuant to the by-laws and certificate of incorporation of the Company and pursuant to any agreement between the Company and Employee.

5. Waiver of Unknown Claims. Employee has read or been advised of Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee understands that Section 1542 gives him the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right. Having been so apprised, he nevertheless hereby voluntarily elects to and does waive the rights described in Section 1542, and elects to assume all risks for claims that now exist in his favor, known or unknown.

6. Non-Admission.  It is understood and agreed that the furnishing of the consideration for this Agreement shall be deemed or construed as an admission of liability or wrongdoing of any kind by the Company.

7. Covenant Not to Sue.

(a) To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will Employee pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which he may now have, has ever had, or may in the future have against the Company and/or any officer, director, employee or agent of the Company, which is based in whole or in part on any matter covered by this Agreement.

(b) Nothing in this paragraph shall prohibit Employee from filing a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the California Department of Fair Employment and Housing, or other applicable state agency. However, Employee understands and agrees that, by entering into this Agreement, he is releasing any and all individual claims for relief, and that any and all subsequent disputes between the Company and Employee shall be resolved in arbitration.

(c) Nothing in this Agreement shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

8. Waiver of Right to Reemployment. Employee agrees that he will not be entitled to any further employment with the Company. He therefore waives any claim now or in the future to other employment or reemployment with the Company, or any of its related entities, and agrees that he will not apply for nor accept employment with the Company or any of its related entities in the future.

9. Mutual Nondisparagement. Employee agrees that he will, and the Company agrees to cause its executive officers and directors to, refrain from making any adverse, derogatory or disparaging statements about the other (and in the case of the Employee with respect to such statements, Employee agrees to refrain from such statements concerning the Company, its board of directors, officers, management, practices or procedures, or business operations) to any person or entity. Nothing in this paragraph shall prohibit Employee from providing truthful information in response to a subpoena or other legal process.

10. Return of Company Property; Obligation to Protect Proprietary Information. To the extent Employee has not already done so, he agrees to return to the Company all Company property (other than pursuant to Section 4(b)(v) of the Transitional Employment Agreement), including but not limited to the files and documents, whether electronic or hardcopy, and whether in Employee’s possession or under his control. Employee also understands that whether he signs this Agreement or not, he must maintain the confidentiality of Company trade secrets, confidential and/or proprietary information (“Proprietary Information”), and not make use of any Proprietary Information on behalf of anyone.

11. Acknowledgement of Representation or Opportunity to be Represented by Counsel; Attorneys’ Fees.  Employee acknowledges that he has been or had the opportunity to be represented by counsel in the negotiation and preparation of this Agreement. The parties further agree that each party will be responsible for his or its own attorney’s fees and costs incurred in connection with this Agreement.

12. Arbitration. Employee and the Company agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to the American Arbitration Association and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes (the “Rules”). All arbitration proceedings shall be conducted in San Mateo County, California. Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Employee and the Company. Accordingly, except as provided for by the Rules, neither Employee nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Employee and the Company expressly waive any entitlement to have such controversies decided by a court or a jury. In addition to the right under the Rules to petition the court for provisional relief, Employee agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement.

13. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.

14. Savings Clause. Should any of the provisions of this Agreement be determined to be invalid by a court, arbitrator, or government agency of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of the other provisions herein. Specifically, should a court, arbitrator, or agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims, and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

15. Complete and Voluntary Agreement. This Agreement, together with the Proprietary Information and Inventions Agreement between Employee and the Company, constitutes the entire understanding of the parties on the subjects covered. Employee expressly warrants that he has read and fully understands this Agreement; that he has had the opportunity to consult with legal counsel of his own choosing and to have the terms of the Agreement fully explained to him; that he is not executing this Agreement in reliance on any promises, representations or inducements other than those contained herein; and that he is executing this Agreement voluntarily, free of any duress or coercion.

16. Modification. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing signed by Employee and an authorized representative of the Company.

17. Execution Period. Employee acknowledges that if he does not execute this Agreement within six (6) days following his last day of employment with the Company, this Agreement will become null and void, and Employee will have no right to the payments and benefits set forth in the Transitional Employment Agreement.

18. Effective Date. This Agreement is effective on the day it is executed by Employee.

[Signature Page Follows]

19. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

Dated:

Glu Mobile Inc.

Dated:

Kevin S. Chou

[Signature Page to General Release of Claims]

EXHIBIT B

Consulting Agreement

GLU MOBILE INC.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of the 15th day of October, 2010 (the “Effective Date”), by and between Glu Mobile Inc., a Delaware corporation with offices at 2207 Bridgepointe Parkway, Suite 300, San Mateo, California 94404 (“Glu”) and Kevin S. Chou, an individual (“Consultant”).

Whereas, Glu desires to retain Consultant as an independent contractor to perform certain consulting services for Glu, on a non-exclusive basis, as more particularly described in Exhibit A attached hereto, and

Whereas, Consultant desires to perform such services, on a non-exclusive basis, in accordance with the terms and subject to the conditions set forth in this Agreement;

Now, accordingly, in consideration of the mutual representations, warranties and covenants contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Services and Compensation

Glu desires to engage Consultant to perform the specific consulting services for the benefit of Glu as referenced in Exhibit A (the “Services”). Consultant agrees to perform the Services expressed or implied in accordance with the terms and conditions of this Agreement, including without limitation the time limits set forth herein, which Consultant recognizes and acknowledges are of essence. Failure to perform the Services in a professional manner shall constitute a material breach by Consultant of this Agreement. As compensation for the Services hereunder, Glu agrees to pay Consultant as set forth in Exhibit A.

2. Confidentiality

(a) “Confidential Information” means any Glu proprietary technical information, trade secrets, know-how, and/or other such business-sensitive information, including, but not limited to, research, products, planned products, services, planned services, suppliers, customers, markets, distribution channels, developments, inventions, processes, formulae, technology, designs, drawings, specifications, software, non-public information of or concerning Glu’s business activities, finances, organization, employees or contractors, and any other information which if disclosed could harm or reduce a competitive advantage of Glu or place Glu at a competitive disadvantage, and irrespective of whether disclosed by Glu, directly or indirectly, in writing, orally, or by drawings or inspection of any product or service, or any portion of the foregoing.

(b) Consultant represents and warrants that he shall, both during and subsequent to the term of this Agreement, continue to maintain the confidentiality of Glu’s Confidential Information and continue to comply with Consultant’s obligations under that certain Proprietary Information and Inventions Agreement between Consultant and Glu.

(c) Consultant acknowledges that Glu has received and in the future will receive confidential and/or proprietary information from third parties with respect to which Glu shall owe such third parties a duty to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes Glu and such third parties, both during the term of this Agreement and thereafter, a duty to hold all such confidential and/or proprietary information, identified as “Confidential” or known by Consultant to constitute confidential information at the time disclosure by Glu to Consultant, in the strictest confidence and not to disclose it to any third party or to use it except as necessary in order for Consultant to perform and fulfill his obligations hereunder.

(d) Upon the termination of this Agreement, or upon Glu’s earlier request, Consultant shall promptly deliver to Glu, at Consultant’s expense, any and all of Glu’s tangible property and all copies of the Confidential Information that was previously provided and/or disclosed by Glu to Consultant in furtherance of this Agreement, which remain in Consultant’s possession or under Consultant’s control as of the effective date of termination or earlier date of requested return, and shall certify to Glu that all such property and information has been returned to Glu by completing the Completion Certification in the form as set forth in Exhibit B attached hereto.

3. Ownership of Work Product

(a) All copyrightable material, information, documents, designs, electronic files (including electronic media), notes, records, drawings, improvements, developments, discoveries and trade secrets (collectively, “Developments”), conceived, made or discovered by Consultant in the course of performing the Services, solely or in collaboration with others, shall be, from inception, the property of Glu. It is expressly agreed between the parties that Glu is the sole and exclusive owner of all Developments, and that Glu is entitled to all patents, copyrights (including any related renewal rights or accrued claims), trade secrets and other intellectual property rights relating thereto, whether in the United States or abroad.

(b) Upon completion or termination of this Agreement, Consultant will deliver to Glu all copies of any and all Developments relating to this Agreement. Consultant disclaims on Consultant’s behalf any property rights or other rights Consultant may have to such Developments.

(c) Consultant agrees that any Developments which constitute copyrightable subject matter shall be considered “works made for hire” as that term is defined in the United States Copyright Act. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to Glu all such Developments and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto. Consultant agrees to cooperate with Glu, at Glu’s request and expense, to execute all documents as may be necessary to protect, preserve and enforce Glu’s proprietary rights in and to such Developments. To the extent that any such Development is not deemed to be a “work made for hire” under the United States Copyright Act, then Consultant shall, and hereby does, grant to Glu an exclusive, perpetual, irrevocable, royalty free, transferable license to use such Development in any manner and in every medium, whether now known or hereafter devised, for any purpose throughout the Universe.

(d) Consultant agrees to assist Glu or its authorized representative, at Glu’s expense, to obtain and from time to time enforce and defend Glu’s rights in the Developments and any copyrights, patents, mask work rights or other intellectual property rights relating thereto, and to execute all documents reasonably necessary for Glu to do so. Consultant agrees that if Glu is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Developments assigned to Glu per Section 3(c) hereof, then Consultant hereby irrevocably designates and appoints Glu and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and in Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights and mask work registrations thereon with the same legal force and effect as if executed by Consultant.

(e) The provisions of this Section 3 shall survive any expiration or termination of this Agreement.

4. Representations and Warranties/Indemnification

(a) Consultant represents and warrants that: (i) he possesses full power and authority to enter into this Agreement, and to carry out his obligations hereunder; (ii) he shall not improperly use or disclose to Glu any proprietary information or trade secrets of any third party; (iii) he shall not bring onto the premises of Glu any proprietary information of any third party, including, but not limited to, any unpublished document or such confidential information, unless expressly consented to in writing by such third party; (iv) the performance of the terms of this Agreement and the performance of Consultant’s duties hereunder will not breach any separate agreement by which Consultant is bound, or violate or infringe any rights of any third party; (v) during the term of this Agreement, while Consultant may enter into separate agreements with third parties, he shall not enter into any agreement that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with any of the provisions hereof and (vi) he has the qualifications and ability to perform the Services in a diligent and professional manner, without the advice, control or supervision of Glu.

(b) Consultant agrees to indemnify and hold harmless Glu, its subsidiaries and affiliates, and each of their officers, directors, employees and agents (each, an “Indemnified Party”) from and against any and all claims, actions, suits, demands, obligations, and proceedings of any kind threatened, asserted, or filed against any Indemnified Party by any third party (any or all of the foregoing, “Claims”), and any and all losses, liabilities, damages, costs and expenses (including reasonable fees for attorneys and other professionals and costs of suit) incurred in connection with such Claims by any Indemnified Party arising out of or in connection with (i) any breach or alleged breach of any of the confidentiality obligations set forth in Section 2 hereof, (ii) any breach or alleged breach of any of the representations and/or warranties set forth in Section 4(a) hereof or (iii) the gross negligence, willful misconduct, acts, errors and omissions of Consultant.

5. Term and Termination

(a) The term of this Agreement shall commence on the Effective Date and, unless sooner terminated in accordance with the provisions of Section 5(b) hereof, shall continue for the Services Period set forth in Exhibit A.

(b) Notwithstanding anything to the contrary contained herein, Consultant may terminate this Agreement immediately upon material breach of this Agreement by Glu which material breach is not cured within thirty (30) days after written notice of such material breach from Consultant. Any such notice shall be addressed to Glu at its address as set forth in the opening paragraph of this Agreement or such other address as Glu may notify Consultant of, and shall be deemed given upon delivery (if personally delivered) or forty-eight (48) hours after being deposited in the United States mail, properly addressed, postage prepaid, registered or certified mail, return receipt requested. Glu may terminate this Agreement immediately and without prior notice if Consultant refuses to or is otherwise unable to perform the services or is in breach of any material provision of this Agreement.

(c) Upon such termination all rights and duties of the parties toward each other shall cease except:

(i) Sections 2, 3, 4, 7, 8, 9, 10, 11 and 18 shall survive the expiration or earlier termination of this Agreement; and

(ii) Consultant acknowledges and agrees that he shall execute and deliver to Glu a Completion Certification in the form set forth in Exhibit B.

6. Assignment

Because Glu has entered into this Agreement upon the basis of the unique talents and particular capabilities of Consultant, Consultant may not assign or otherwise transfer this Agreement or any of Consultant’s rights hereunder, nor subcontract or otherwise delegate any of Consultant’s obligations under this Agreement, to any third party without the prior written consent of Glu, which Glu may withhold in its sole discretion. Any attempted or purported assignment, transfer, subcontract or delegation without Glu’s required consent shall be null and void and a material breach of this Agreement.

7. Independent Contractor

(a) Nothing contained herein shall in any way constitute any association, partnership or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. Each of the parties shall be operating as independent contractors in fulfilling their respective obligations hereunder. Neither party shall have the right, power or authority to make any representation or warranty (whether express or implied), or to assume or create any obligation on behalf of the other party, or to bind the other party in any manner whatsoever. Consultant shall not be entitled to any benefits accorded to Glu’s employees, including without limitation workers’ compensation, disability insurance, retirement plans, or vacation or sick pay.

(b) Consultant agrees to furnish all tools and materials as necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Consultant shall provide all licenses and permits usual or necessary for performing the Services.

(c) Consultant acknowledges that Consultant is obligated to report as income all compensation received from Glu hereunder, and agrees that he shall be solely responsible for the payment of any and self-employment and other taxes thereon. Consultant further agrees to indemnify and hold harmless Glu, and its officers, directors and employees from and against any obligation imposed on Glu to pay any and all withholding taxes, penalties and other such assessments that result from or are otherwise incurred in connection with Consultant being determined not to be an independent contractor.

8. Arbitration and Equitable Relief

(a) Except as provided in Section 8(b), below, Glu and Consultant agree that any dispute or controversy relating to any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration to be held in Santa Clara or San Mateo County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court of competent jurisdiction. Glu and Consultant shall each pay one-half (1/2) of the costs and expenses of such arbitration, and each shall separately pay its respective counsel fees and related expenses.

(b) Consultant acknowledges and agrees that breach of any of his obligations set forth in Section 2, above, will cause Glu irreparable harm for which its remedies at law would be inadequate. Accordingly, Consultant agrees that Glu shall be entitled, in addition to any other remedies available to it at law or in equity, to the immediate ex parte issuance, without bond, of injunctive relief to prevent the breach or threatened breach of Consultant’s obligations hereunder. Consultant further agrees that if he fails to comply with any of his obligations set forth in Section 2, above, Glu shall be entitled to an accounting and repayment of all forms of compensation, commissions, remunerations or benefits which Consultant directly or indirectly realizes as a result of or in connection with any such violation. Such remedy shall be in addition to and not in limitation of any injunctive relief or other remedies to which Glu may be entitled under this Agreement or otherwise at law or in equity.

9. Governing Law

This Agreement, including all Exhibits hereto, shall be governed by the laws of the State of California, excluding that body of law relating to choice of laws.

10. Limitation on Liability.

Except with respect to any indemnity obligation owed hereunder, neither party shall be liable to the other party for any incidental, consequential, special, or punitive damages of any kind or nature, including, without limitation, the breach of this Agreement or any termination of this Agreement, whether such liability is asserted on the basis of contract, tort (including negligence or strict liability), or otherwise, even if the other party has warned or been warned of the possibility of any such loss or damages, and regardless of whether any remedy set forth herein fails of its essential purpose.

11. Remedies.

Unless expressly set forth to the contrary herein, either party’s election of any remedies provided for in this Agreement shall not be exclusive of any other remedies available hereunder, or otherwise at law or in equity, and all such remedies shall be deemed to be cumulative.

12. Waiver.

No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver by either party of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver operate as or be construed as a waiver of such provision respecting any future event or circumstance.

13. Modification.

No modification or amendment of any provision hereof shall be effective unless in writing and signed by duly authorized representatives of both of the parties.

14. Severability.

If any provision of this Agreement (or part thereof) is determined by a court of competent jurisdiction to be void, invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, while the remainder of this Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

15. Entire Agreement.

This Agreement, together with all Exhibits attached hereto, constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations, correspondence and understandings between the parties, both oral and written.

16. Headings.

The headings of the Sections and subsections of this Agreement are for convenience of reference only and shall not be of any effect in construing the meanings of any Section or provision of this Agreement.

17. Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement shall not be binding upon a party until signed by such party where indicated below.

18. Construction.

This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party. Any ambiguity shall not be interpreted against the drafting party; the parties hereby expressly waive California Civil Code Section 1654 with respect thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Kevin Chou	Glu Mobile Inc.
By:

Federal ID/ SSN:	Name:

Title:

EXHIBIT A

SERVICES AND FEES

1. CONTACT. Consultant’s principal contact at Glu:

Name: Niccolo de Masi Title: President and Chief Executive Officer

2. SERVICES RENDERED. Primary services to be rendered by Consultant:

(a)	Ensuring a smooth transition of Consultant’s former job responsibilities at Glu.

(b)	Providing such information or assistance as the Company’s management, board of directors or legal department may reasonably request.

Consultant will be expected to perform the services described above at his home office or another location of Consultant’s choosing outside of Glu’s offices (the “Services Location”).

3. COMPENSATION.

(a)	In consideration of the severance payments that Glu is paying to Consultant pursuant to that certain Transitional Employment Agreement, dated as of September 28, 2010, by and between Glu and Consultant (the “Transitional Employment Agreement”), Consultant agrees that it will provide until December 15, 2010 up to 20 hours of the services described in Section 2 above at no charge. Consultant will provide Glu with a monthly report regarding the number of hours Consultant has spent providing the services described in Section 2 and, upon request, Consultant will provide Glu with an up-to-date report regarding the number of hours Consultant has spent providing the services described in Section 2. In addition, Consultant must notify Glu if and when it has satisfied its commitment of providing 20 hours of the services described in Section 2 above at no charge.

(b)	Glu will reimburse Consultant for his reasonable, documented out-of-pocket expenses incurred in providing the services described in Section 2 above. For example, to the extent that Glu requests that Consultant perform services outside of the Services Location, Glu will reimburse Consultant for any mileage driven by Consultant in connection with such request.

(c)	Payment terms for the compensation set forth in Section 3(a) are net thirty (30) days after receipt by Glu of Consultant’s complete invoice. Consultant shall submit the original invoice to Glu Accounts Payable for prompt payment.

4. SERVICES PERIOD. Subject to the provisions of Section 5 of this Agreement, the term of this Agreement and of Consultant’s services hereunder shall commence on the Effective Date and, unless terminated earlier pursuant to the provisions of Section 5(b) of this Agreement, shall expire on December 15, 2010.

Consultant’s Initials:

Glu’s Initials:

EXHIBIT B

COMPLETION CERTIFICATION

1. Consulting Agreement

Pursuant to that certain Consulting Agreement which Consultant executed with Glu Mobile Inc. on or about October 15, 2010 (the “Consulting Agreement”), Consultant has been performing certain consulting services to or for the benefit of Glu.

2. Return of Materials

Consultant hereby represents and warrants that he does not currently have in his possession or other under his control, and that he has returned to Glu, any and all hardware, software, documentation, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company, except for the laptop computer and iPhone that Consultant is permitted to retain pursuant to the terms of the Transitional Employment Agreement.

3. Confidential Information

Consultant acknowledges and agrees that he remains bound by the provisions of Section 2 (Confidentiality) of the Consulting Agreement.

Understood and Agreed:

By:

Date: